Exhibit 99.1

Corteva Announces Plan to Separate

into Two Industry-Leading Public Companies

Separation to give shareholders two compelling investment opportunities

•	New Corteva to be a market leader differentiated by its innovative solutions, including biologicals, and focus on operational excellence

•	SpinCo to be a leader in advanced genetics and build upon a century-long track record of customer loyalty, elite breeding, market leadership and financial strength

•	Tax-free transaction expected to be completed in the second half of 2026

•	Full-year 2025 guidance reaffirmed; 2027 value framework intact

•	Corteva to host investor call on October 1 at 8:30 AM EDT

Indianapolis, Ind., October 1 – Global agriculture technology leader Corteva (NYSE: CTVA) announced today that its Board of Directors has unanimously approved a plan to separate the company into two independent, publicly traded companies, one comprising its current Crop Protection business (“New Corteva”) and the other comprising its current Seed business (“SpinCo”).

The separation will unleash two distinct market leaders, both farmer-centric, both with technology and innovation at their core and both with operating models and capital allocation priorities tailored to support their respective growth outlooks, strategic directions and value propositions. Upon separation, current Corteva Chair Greg Page will become Chair of New Corteva; current Corteva CEO Chuck Magro will become CEO of SpinCo. Full board and management teams of both companies will be announced at a later date, followed by other key information.

“Over the past six years, we have taken deliberate steps to build a strong, successful technology company: we simplified our portfolio, reduced cost, invested in high-return endeavors and ensured our pipeline would maximize impact to farmers and returns to the company. As a result, Corteva has become the clear industry leader, with market-leading positions in both crop protection and seed. As we look to the future, we want to best position both businesses to win in their respective markets and accelerate value for shareholders,” said Corteva CEO Chuck Magro.

Magro continued, “The seed and crop protection markets have evolved, and as a result, we see the opportunities ahead for both companies diverging – this is the right time to act to stay ahead of the market. This separation will allow both businesses to maximize long-term value creation by focusing on their own priorities. As such, we see this separation as the logical next step in their growth trajectory.”

Each business is expected to benefit from the separation through the following:

•	A stronger strategic and operational focus for its next phase of growth

•	Tailored capital allocation strategy with the flexibility to invest in distinct organic and inorganic growth opportunities, backed by a targeted, investment-grade credit rating

•	Improved ability to adapt quickly to leverage evolving market dynamics to deliver consistent returns

•	Distinct investment profile that unlock greater value for shareholders over time

New Corteva: a Global Leader with a Track Record of Operational Excellence and a Comprehensive Portfolio Focused on Differentiated, Innovative Solutions

Over the past few years, with its focus on efficiency and differentiation, the business that will become New Corteva has been a strong performer in an industry experiencing intensifying competition. Today, while the industry is well supplied – not only in production and capacity, but also with market participants – the market continues to value effective, differentiated technology, and this focus will help the company continue to stand apart from its peers.

New Corteva will nonetheless operate in an industry that will need to compete differently in the future. As such, it will continue its progress towards an optimized supply chain and have a laser focus on maximizing shareholder returns, operational excellence and the next generation of sustainable, differentiated innovation – including biologicals, the industry’s fastest growing market segment.

As a scaled, standalone company, New Corteva’s capital structure and targeted investment-grade credit rating will be tailored for a business model designed to support future capital needs and deliver consistent growth over time. Capital will be directed towards organic investment in differentiated solutions, innovation to bring advanced sustainable solutions to farmers, and disciplined M&A to expand market positions in attractive portfolios or geographies.

New Corteva’s partners will benefit from its focused, more optimized route to market. In addition, the company will be able to drive more effective channel management. New Corteva will also benefit from enhanced strategic flexibility, collaboration and partnership across the industry to drive efficiency and value.

Through a focus on returns, targeted investment and operational excellence, New Corteva will help farmers solve some of their toughest challenges and continue to lead the industry in crop protection. 2025 net sales attributable to New Corteva are estimated to total $7.8 billion, representing 44% of net sales for Corteva.

SpinCo: an Unrivaled Innovator with a Century-Long Track Record Poised to Accelerate Growth

SpinCo will deploy advanced genetics to discover and develop groundbreaking solutions that help farmers around the world improve yield, enhance sustainability and strengthen crop health. As home to the Pioneer® brand, it will launch from a position of strength: Pioneer’s century-long track record of advanced breeding, market leadership and financial strength is unmatched in the industry. SpinCo, a classic growth compounder, will also leverage other opportunities, including the strength of its regional anchor brands, including Dairyland Seed®; its partnership with retailers through brands like Brevant®; and growing presence in the out-licensing market.

As a scaled standalone company, SpinCo will target an investment-grade rating, with capital allocation priorities tailored to its growth model. This will include targeted M&A, sustained investment in R&D and the fulfillment of existing opportunities: out-licensing, hybrid wheat, biofuels and gene editing.

By consistently delivering value to farmers and shareholders alike, SpinCo will deliver its next phase of innovation-driven growth. 2025 net sales attributable to SpinCo are estimated to total $9.9 billion, representing 56% of net sales for Corteva.

Transaction Details

The separation is expected to be effected through a spin-off of SpinCo that is intended to qualify as a tax-free transaction for U.S. federal tax purposes to Corteva shareholders.

The transaction is expected to be completed in the second half of 2026, subject to certain conditions, including, among others, obtaining final approval by the Corteva Board of Directors, receipt of a favorable opinion of legal counsel with respect to the tax-free nature of the transaction for U.S. federal income tax purposes, and effectiveness of a Form 10 registration statement to be filed with the U.S. Securities and Exchange Commission. Corteva may, at any time and for any reason until the proposed transaction is complete, abandon the separation or modify or change its terms.

Conference Call and Investor Presentation

Corteva will host a conference call for investors on Wednesday, October 1 at 8:30 AM Eastern Daylight Time to discuss the announcement. Investors may access the call by dialing the numbers below:

USA/International Toll	+1 (646) 307-1963
USA – Toll-Free	(800) 715-9871
Canada – Toronto	(647) 932-3411
Conference ID	9675457

The meeting will be webcast via this link. Presentation materials used during this meeting will be available for viewing at the investor section of the Corteva website, which can also be accessed here.

Advisors

Lazard and Morgan Stanley & Co., LLC are serving as financial advisors; Cravath, Swaine & Moore LLP is acting as legal advisor.

About Corteva

Corteva, Inc. (NYSE: CTVA) is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com.

Cautionary Statement on Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “intend,” “will,” “may,” “expect,” “see,” “estimate,” and “evaluate” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding each business segment’s net sales and the Corteva’s intent to separate and its related expectations for New Corteva and NewCo. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Corteva’s control.

Important factors that may affect Corteva’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether the objectives of the separation will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the separation; the timing of any such separation or related action and whether any such separation will be consummated at all; the risk that the announcement of the intended separation could have an adverse effect on the ability of Corteva to retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the separation could divert the attention and time of the company’s management; the risk of any unexpected costs or expenses resulting from the separation process or separation itself; and the risk of any litigation relating to the separation, as well as the risks and uncertainties described in Corteva’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission. Corteva disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

2025 net sales forecasts for New Corteva and SpinCo reflect the same basis as Corteva segment reporting for Crop Protection and Seed, respectively. Amounts are presented for informational purposes only and should not be viewed as an indication of each future company’s operating results on a standalone basis assuming completion of the separation.

Media Contact	Investor Contact

Bethany Shively	Kim Booth
+1 804-866-2377	+1 302-485-3704
bethany.shively@corteva.com	kimberly.a.booth@corteva.com

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